UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2020

UGI Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-7000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 6, 2020 (the “Effective Date”), UGI Energy Services, LLC (“UGIES”), a Pennsylvania limited liability company and an indirect, wholly owned subsidiary of UGI Corporation, entered into that certain Third Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), by and among UGIES, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, as syndication agent, Wells Fargo Bank, National Association, as documentation agent, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers and the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”).

The Revolving Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of February 29, 2016, in its entirety and provides for a $260 million senior secured revolving credit facility, including a $50 million sublimit for the issuance of letters of credit. UGIES has the option to increase the commitments under the Revolving Credit Agreement by up to an additional $65 million, to a total of $325 million, upon the receipt of commitments from one or more lenders and subject to the terms and conditions of the Revolving Credit Agreement. The Revolving Credit Agreement is available to provide funds to fund permitted acquisitions and other investments, to finance the working capital needs of UGIES and its subsidiaries and for general corporate purposes in the ordinary course of business.

At UGIES’ election from time to time, borrowings under the Revolving Credit Agreement will bear interest at either (i) the Alternate Base Rate, defined as the highest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) the Adjusted LIBO Rate for a one month interest period plus 1%, plus the Applicable Rate, or (ii) the Adjusted LIBO Rate plus the Applicable Rate. The Applicable Rate for ABR Loans ranges from 0.75% to 1.75%, and for Eurodollar Loans from 1.75% to 2.75%, depending on the leverage ratio of UGIES. The Adjusted LIBO Rate is defined as LIBO Rate multiplied by the Statutory Reserve Rate. The Revolving Credit Agreement includes customary provisions with respect to the replacement of the LIBO Rate.

The Revolving Credit Agreement has a maturity date of the fifth anniversary of the Effective Date. UGIES may voluntarily prepay its borrowings under the Revolving Credit Agreement, in whole or in part, without any premium or penalty. The Revolving Credit Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing.

The loans under the Revolving Credit Agreement (the “Loans”) are guaranteed by certain of UGIES’ domestic subsidiaries (the “Guarantors”), which are subsidiaries that contribute greater than 10.0% individually or 15.0% in the aggregate of UGIES’ Consolidated EBITDA (as defined in the Credit Agreement) or 10.0% individually or 15.0% in the aggregate of UGIES’ Consolidated Total Assets (as defined in the Credit Agreement).

The Loans are secured by substantially all of the assets of UGIES and the Guarantors, subject to certain exceptions and carveouts including, but not limited to, accounts receivables and certain real property (the “Collateral”). The Collateral also secures UGIES’ term loan credit facility with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “Term Loan Facility”). The rights of the respective secured parties under the Revolving Credit Agreement and the Term Loan Facility in and to the Collateral are governed by an intercreditor agreement.

The Revolving Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, compliance with laws and material contractual obligations, payment of obligations including tax liabilities, preservation of existence, books and records and inspection rights, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and sales of assets, and limitations on investments, restricted payments and transactions with affiliates. In addition, the Revolving Credit Agreement requires UGIES to abide by certain financial covenants, as follows: (i) a ratio of not more than 4.00 to 1.00 (or 4.50 to 1.00 during an Acquisition Period (as defined in the Revolving Credit Agreement)) of Consolidated Total Indebtedness (as defined in the Revolving Credit Agreement) to Consolidated EBITDA (as defined in the Revolving Credit Agreement) for each of the four most recently completed fiscal quarters; and (ii) a ratio of not less than 3.50 to 1.00 of Consolidated EBITDA to Consolidated Interest Expense (as defined in the Revolving Credit Agreement) for each of the four most recently completed fiscal quarters (each ratio is calculated as of the end of each fiscal quarter).

The Revolving Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness of a specified amount, the bankruptcy or insolvency of UGIES or any of its restricted subsidiaries, monetary judgment defaults of a specified amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default by UGIES, the administrative agent may, and at the request of the requisite number of Lenders shall, declare all amounts owed under the Revolving Credit Agreement immediately due and payable. For defaults related to insolvency and receivership, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Revolving Credit Agreement, a 2%

interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Revolving Credit Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished herewith:

10.1
Third Amended and Restated Credit Agreement, dated as of March 6, 2020, by and among UGI Energy Services, LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, as syndication agent, and Wells Fargo Bank, National Association, as documentation agent.

101	Cover Page Interactive Data File (embedded within the Inline XBRL document).
104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

March 10, 2020	By:	/s/ Ted J. Jastrzebski
	Name:	Ted J. Jastrzebski
	Title:	Chief Financial Officer